Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for January 31, 2009. Net assets of the Fund were unaffected by the reclassifications.


                                                Reduction             Reduction
                                           to Accumulated    to Accumulated Net
                        Reduction          Net Investment         Realized Loss
               to Paid-in Capital                  Income        on Investments
              -----------------------------------------------------------------
                       $8,628,319                 $82,981            $8,711,300





Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for January 31, 2009. Net assets of the Fund were unaffected by the reclassifications.


                                            Reduction                 Reduction
                                       to Accumulated            to Accumulated
                 Reduction             Net Investment         Net Realized Loss
        to Paid-in Capital                       Loss            on Investments
        -----------------------------------------------------------------------
                $11,451,089                  $234,299               $11,216,790




Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for January 31, 2009. Net assets of the Fund were unaffected by the reclassifications.


                                                                   Reduction to
                                        Reduction to                Accumulated
                                     Accumulated Net               Net Realized
                                          Investment                    Loss on
                                              Income                Investments
                                -----------------------------------------------
                                            $435,711                   $435,711





Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for January 31, 2009. Net assets of the Fund were unaffected by the reclassifications.



                                                 Increase             Reduction
                                           to Accumulated    to Accumulated Net
                              Increase     Net Investment         Realized Gain
                    to Paid-in Capital             Income       on Investments1
                ---------------------------------------------------------------
                            $1,370,409           $354,996            $1,725,405

1. $1,370,409 , all of which was long-term capital gain,was distributed in connection with Fund share redemptions.